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Exhibit 10.36

                    FIRST AMENDMENT TO OFFICE BUILDING LEASE

      This First Amendment to Office Building Lease (the "First Amendment") is entered into by and between CENTRUM G.S. LTD., a Texas limited partnership (the "Landlord"), and VIANT CORPORATION, a Delaware corporation and successor in interest to Viant Corporation, a California corporation, (the "Tenant").

                             Introductory Provisions

      The following provisions form a part of and constitute the basis of this First Amendment:

      A. Landlord and Tenant entered into that certain Office Building Lease (the "Original Lease") dated August 25, 1998 wherein Landlord demised to Tenant approximately 17,456 square feet of Rentable Area known as Suite 202 and 430 in the Building. The Original Lease as modified by all addenda, letter agreements and amendments, including, but not limited to, this First Amendment, are sometimes referred to herein as the "Lease."

      B. Subsequent to execution of the Original Lease, Tenant has elected to exercise its rights to lease Suite 201 and Suite 202 in the Building (herein referred to collectively as the "Expansion Space"); such space constitutes 17,576 square feet of Rentable Area.

      C. Within thirty (30) days after the Tenant takes possession of the Expansion Space, the Tenant will cease to lease or occupy Suite 430 in the Building. At such time, Tenant will be leasing a total of 17,576 square feet of Rentable Area in the Building consisting of only the Expansion Space.

      D. The effective date (the "Effective Date") of this First Amendment is August 15, 1999.

      NOW THEREFORE, for good and valuable consideration received, the receipt and sufficiency of which is acknowledged, Landlord and Tenant hereby agree as follows:

      1. Defined Terms. All capitalized terms are not otherwise defined in this First Amendment shall have the meanings given them in the Original Lease.

      2. Premises. Tenant has elected to lease the Expansion Space subject to the term and conditions of the Original Lease as amended by this First Amendment. The Expansion Space (a) is identified in Exhibit "A" attached hereto, and (b) shall be included in the Premises for all purposes under the Original Lease; provided, however, Base Rent for the Expansion Space shall be as specifically modified by this First Amendment.

      3. Expansion Commencement Date. The Expansion Space Commencement Date is hereby defined to be the later of October 1, 1999 or the date of substantial completion of tenant improvements to the Expansion Space. Within thirty (30) days after the Expansion Commencement Date, Tenant shall vacate and surrender Suite 430, and Suite 430 shall no longer be part of the Premises as if the term of the Lease had expired with respect to Suite 430.

      4. Base Rent. Commencing on the Expansion Space Commencement Date and continuing until September 30, 2004, Tenant shall pay Landlord Base Rental for the Expansion Space of $30,279.50 per month, plus electricity, payable as set forth in the Lease.

      5. Share of Operating Expenses. As of the Expansion Space Commencement Date, Tenant's Pro rata Share shall be modified to be 5.43%.

      6. Base Operating Expenses. The Base Year for the Expansion Space shall be 2000.

      7. Parking. Exhibit "E" to the Original Lease is hereby amended to add seventeen (17) additional unreserved Spaces in the Parking Facilities, at the current rate of $35.00 plus tax per Space per month. All other terms and conditions set forth in Exhibit "E" to the Lease shall remain in full force and effect.

      8. Renewal Option. The Renewal Option in Exhibit "H" to the Lease is hereby modified to include the Expansion Space. All other terms and conditions set forth in Exhibit "H" to the Lease shall remain in full force and effect.

      8. Renewal Option. The Renewal Option in Exhibit "H" to the Lease is hereby modified to include the Expansion Space. All other terms and conditions set forth in Exhibit "H" to the Lease shall remain in full force and effect.

      9. Work Letter Agreement. The Work Letter which was attached to the Original Lease is hereby restated and revised as attached hereto as Exhibit "D-1".

      10. Landlord Work. Landlord at its own expense will remove the metal platform in Suite 201 and shall provide soundproofing in the Expansion Space. While Landlord shall use its best efforts to minimize the noise from the health club, which is located above the Expansion Space, Landlord can not warrant or guaranty all noise and/or vibration will be eliminated.

      11. Restoration Obligation. At such time as the Tenant ceases to occupy the Expansion Space for any reason (including, but not by way of limitation, expiration or termination of the Original Lease), Tenant is obligated to restore, at Tenant's expense, the lobby area of the Expansion Space to its prior condition and configuration prior to modification thereof pursuant to the Work Letter; the lobby area of the Expansion Space includes approximately 200 square feet of space which is identified by the drawing which is attached hereto as Exhibit "D-2". Such obligation to restore hereby obligates Tenant to pay to Landlord prior to expiration or termination of the Original Lease, the actual cost of such restoration as reasonably determined by a contractor acceptable to landlord and tenant. If Landlord does not provide Tenant with an estimate of the restoration costs involved prior to expiration or termination of the Original Lease, Tenant is obligated to pay to Landlord the actual costs of such restoration within ten (10) days from the date of written notice from Landlord setting forth such estimated cost.

      12. Lease Terms. Except as expressly changed or amended herein, all of the terms and provisions of the Original Lease shall remain in full force and effect. Tenant and Landlord do hereby ratify and confirm the terms and provisions of the Original Lease.

      13. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

      14. Successors and Assigns. The First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      Dated and executed this _____ day of ________________, 1999.


                                   LANDLORD:

                                   CENTRUM G.S., LTD.
                                   By: Goodyork Corporation,
                                   as General Partner


                                   By: /s/ William K. Sudo
                                       --------------------------
                                   Name (Print): William K. Sudo
                                   Title: Vice President

                                   TENANT:

                                   VIANT CORPORATION,
                                   a Delaware Corporation


                                   By: /s/ Dwayne Nesmith
                                       --------------------------
                                   Name (Print): DWAYNE NESMITH
                                   Title: CFO

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                                   EXHIBIT "A"

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                                   EXHIBIT "B"

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                                  EXHIBIT "D-1"

                   RESTATED AND REVISED WORK LETTER AGREEMENT

      This Work Letter Agreement (the "Agreement") supplements that certain lease (the "Lease") dated and executed concurrently herewith by and between CENTRUM G.S., LTD., ("Landlord") and VIANT CORPORATION ("Tenant"). Terms defined in the Amendment or the Lease have the same definitions where used herein.

      1. Space planning drawings and construction and engineering drawings shall be prepared by Tenant's architect, at Tenant's cost and expense. The final approved Space Plans, Construction Plans, and MP&E Plans are collectively called the "Plans". The Plans have been reviewed and approved by both Landlord and Tenant and are attached hereto as Exhibit B.

      Tenant shall provide all information necessary to permit the Plans to comply with the Disability Acts if Tenant is a "public accommodation" as defined therein. Tenant shall be solely responsible for determining whether or not it is a public accommodation and for compliance with the Disability Acts within the Premises. Tenant's approval of the Plans shall constitute an acknowledgement that they comply with the Disability Acts.

      2. Landlord shall use Building Standard Materials, unless other materials are expressly approved in writing by Tenant. Where the term "Building Standard" is used in this Agreement, it shall mean the exclusive type, brand, quality and/or quantity of materials Landlord designates from time to time to be the quality or quantity to be used in the Building. Tenant may obtain a list of current Building Standard Materials from Landlord upon request. Tenant acknowledges that it leases the Expansion Space in "as is" condition, and that Tenant has inspected the Expansion Space and accepts the Expansion Space in such condition.

      3. Landlord shall provide Tenant an allowance of $35.00 per square foot for the 11,834 square feet of Rentable Area of Suite 202 of the Premises, being the sum of $414,190.00, and an allowance of $45.00 per square foot for the 5,742 square feet of Rentable Area being the sum of $258,390.00 for a total allowance of $672,580 (such amounts are collectively referred to herein as the "Allowance"). No amount of tenant improvement allowance is payable with respect to Suite 430 of the Premises.

      4. The Allowance shall be applied to cost of (i) preparation of the Plans,
(ii) the Finish Work, (iii) construction permits, (iv) contractor's fees of profit (as specified in the general contract for construction), (v) sales tax, and (vi) construction management fees, payable to Landlord's construction manager, which shall not exceed the greater of $19,745.00 or three percent (3%) of the Finish Work. Tenant shall not be entitled to any credit towards the Base Rent under this Lease for any portion of the Allowance not applied to the cost of the Finish Work, any amounts unused being the sole property of Landlord.

      5. In the event the Allowance shall not be sufficient to complete the Finish Work contemplated by the Plans, as approved by Landlord. Tenant shall pay all amounts when billed by Tenant's contractor, required in order to cause the completion of the Expansion Space in accordance with the Plans.

      6. Landlord shall not be required to pay to Tenant or any third party all or any portion of the Allowance until (a) the Finish Work has been completed,
(b) Landlord is reasonably satisfied that such Finish Work will not result in any type of mechanics or materialmans' lien being placed upon the Building in connection with, or related to, the Finish Work, and (c) Landlord has reviewed and approved the invoice(s) submitted to Landlord in connection with, or related to, the Finish Work. Subject to the foregoing, Landlord shall make progress payments to the contractor, as the Finish Work is completed and copies of invoices related thereto are delivered to Landlord, of amounts not to exceed ninety percent (90%) of the allowance.

      7. Landlord shall construct and install the tenant improvements in the Expansion Space (the "Tenant Improvements") in accordance with the Plans.

      8. Landlord shall cause three (3) general contractors to bid for construction of the Tenant Improvements. Landlord shall cause to be prepared the total cost for the Tenant Improvements ("Total Cost"). Within ten (10) days after receipt thereof, at its election Tenant may approve the Total Cost, or Tenant deliver to Landlord the specific written changes to such plans that are necessary, in Tenant's opinion, to reduce costs. If Tenant desires changes to the Plans, the parties


                               Exhibit "B" Page 2
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shall confer and negotiate in good faith to reach agreement on modifications to the Plans, and the Total Cost as a consequence of such change. Once the Total Cost is approved by Tenant, the Landlord shall thereafter undertake to obtain the required governmental approvals as soon as reasonably practicable.

      9. After the Plans have been approved by Landlord and Tenant as provided above, neither party shall have the right to require extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other which consent shall not be unreasonably withheld or delayed. All change orders shall specify any change in the Total Cost as a consequence of the change order.

      10. Landlord shall thereafter commence construction of the Tenant Improvements and shall diligently prosecute such construction to completion. The Tenant Improvements shall be constructed by Landlord in a good and workmanlike manner in accordance with the Final Plans as amended.

      11. The Expansion Space shall be deemed "substantially complete" and ready for occupancy by Tenant when incomplete Finish Work consists of minor "punch list" type items that do not materially adversely interfere with access to the Expansion Space or with the conduct of Tenant's business in and from the Expansion Space.

      It is hereby acknowledged by both Tenant and Landlord that this Restated and Revised "Exhibit D-1" has been executed as of, and shall become part of the Amendment (as amended) dated the 30 day of August, 1999.


                                  LANDLORD:

                                  CENTRUM G.S. LTD.
                                  By: Goodyork Corporation, a Texas corporation, its general partner


                                  By: /s/ [Illegible]
                                      ----------------------------
                                  Name:
                                        --------------------------
                                  Title: Vice President


                                  TENANT:

                                  VIANT CORPORATION,

                                  By: /s/ Dwayne Nesmith
                                      ----------------------------
                                  Name: DWAYNE NESMITH
                                  Title: CFO


                               Exhibit "B" Page 3
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                                  EXHIBIT "D-2"

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